UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2024

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 638-9950
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Unity Software Inc. (the “Company”) on August 8, 2024 (the “Original Form 8-K”), which disclosed, among other things, the appointment of the Company’s Chief Accounting Officer, Mark Barrysmith, as Senior Vice President and Interim Chief Financial Officer effective August 9, 2024 (the “Transition Date”). At the time of the filing of the Original Form 8-K, the Human Capital and Compensation Committee (the “Committee”) of the Company’s board of directors had not yet determined the terms of Mr. Barrysmith’s compensation in connection with his appointment as Interim Chief Financial Officer.
This Amendment is being filed solely to report that on August 19, 2024, the Committee approved: (i) an increase in Mr. Barrysmith’s base salary to $470,000, effective as of the Transition Date; (ii) a one-time cash bonus of $300,000 which will be paid in full six months from the Transition Date; (iii) an award of 187,734 time-vesting restricted stock units (the “RSU Award”); (iv) and an award of 62,578 performance-vesting restricted stock units which will vest depending on a price-based hurdle (the “PVU Award” and such restricted stock units, the “PVUs”). The RSU Award will be issued pursuant to the Company’s 2020 Equity Incentive Plan (the “Plan”) and will vest in equal quarterly installments over four years, subject to Mr. Barrysmith’s continuous employment.
The PVU Award will also be issued pursuant to the Plan and is subject to a seven-year performance period beginning on August 19, 2024 and ending on August 19, 2031 (the “Performance Period”) as well as a continued service requirement and a stock price hurdle. The vesting date will be the date that both the applicable continued service requirement and the stock price hurdle are satisfied. The continued service requirement will be satisfied in equal quarterly installments over four years beginning on August 9, 2024. The stock price hurdle will be satisfied if during the Performance Period, the closing price of Unity’s common stock on the New York Stock Exchange exceeds $20.00 for a period of 20 consecutive trading days.
Except as otherwise provided below, in general, upon Mr. Barrysmith’s termination of Continuous Service (as defined in the Plan) for any reason, any PVUs that have not vested as of such termination will be forfeited for no consideration. Notwithstanding the foregoing, upon Mr. Barrysmith’s termination of Continuous Service due to his death, if the stock price hurdle has been achieved, but the continued service requirement has not been satisfied, prior to the termination date, the continued service requirement will be deemed satisfied as of the termination date and 100% of the PVUs will become vested.
In the event that a Change in Control (as defined in the Company’s Key Employee Severance Plan (the “Key Employee Severance Plan”) occurs during the Performance Period, the PVUs will be eligible to vest following the Change in Control subject only to the continued service requirement, but only to the extent that (i) the stock price hurdle has been satisfied prior to the date of such Change in Control or (ii) the per-share transaction price exceeds the stock price hurdle in connection with such Change in Control, without regard to the 20 consecutive trading day requirement described above; otherwise, the PVUs will be forfeited without consideration as of the date of such Change in Control. If Mr. Barrysmith experiences a Qualified Termination Event during the Change in Control Period (each term as defined in the Key Employee Severance Plan), the PVUs will become fully vested as of the date of the Qualified Termination Event provided that (i) the stock price hurdle has been satisfied prior to the date of such Change in Control or (ii) the per-share transaction price exceeds the stock price hurdle in connection with such Change in Control, without regard to the 20 consecutive trading day requirement described above.

Mr. Barrysmith participates in the Key Employee Severance Plan. The Key Employee Severance Plan provides for severance payments and/or benefits in the event of certain qualifying terminations or in connection with a “change in control,” in lieu of any such payments or benefits otherwise provided in an employment agreement, offer letter or equity award agreement. The Key Employee Severance Plan provides that in the event of a termination for any reason, participants will receive any earned but unpaid salary, unpaid expense reimbursements, accrued but unused vacation or leave entitlement, and any vested benefits under any of our employee benefit plans (the “Accrued Benefits”). In the event of a Qualified Termination Event (as defined in the Key Employee Severance Plan)—which is generally a termination other than for cause (as defined in the Key Employee Severance Plan), death or disability, or a resignation for good reason—during the Change in Control Period (as defined in the Key Employee Severance Plan), participants are entitled to the Accrued Benefits and the full vesting of fifty percent (50%) of all outstanding and unvested equity awards with solely time-based vesting, subject to execution of a separation agreement and release of claims.
The form of the Grant Notice and Award Agreement for the PVUs and the Key Employee Severance Plan are filed herewith as Exhibits 10.1 and 10.2, respectively.
Mr. Barrysmith has also entered into a customary indemnification agreement with the Company in the form previously approved by the board of directors and filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 9, 2020.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Grant Notice and Award Agreement for PVUs
10.2	Unity Software Inc. Key Employee Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: August 21, 2024	By:	/s/ Matthew Bromberg
Matthew Bromberg
President and Chief Executive Officer
(Principal Executive Officer)